                   POLICY MANAGEMENT SYSTEMS CORPORATION
                      401(k) RETIREMENT SAVINGS PLAN

              (formerly Policy Management Systems Corporation
                          401(k) Retirement Plan)

                           FINANCIAL STATEMENTS
                        AND SUPPLEMENTAL SCHEDULES


              for the years ended December 31, 1993 and 1992

                  With Report of Independent Accountants

                   Policy Management Systems Corporation
                      401(k) Retirement Savings Plan

         INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                                __________

                                                            Page

Report of Independent Accountants                             1

Financial Statements:

     Statements of Net Assets Available for Plan
       Benefits, with Fund Information as of
       December 31, 1993 and 1992                           2-3

     Statements of Changes in Net Assets Available for
        Plan Benefits, with Fund Information for the
        years ended December 31, 1993 and 1992              4-5

     Notes to Financial Statements                          6-11


Supplemental Schedules:

     Form 5500, Item 27(a) - Schedule of Assets Held
         for Investment Purposes, December 31, 1993           12

     Form 5500, Item 27(d) - Schedule of Reportable
        Transactions for the year ended December 31, 1993     13

                     REPORT OF INDEPENDENT ACCOUNTANTS

To the Administrative Committee of
  Policy Management Systems Corporation
  401(k) Retirement Savings Plan

     We have audited the accompanying statements of net assets available for Plan benefits of the Policy Management Systems Corporation 401(k) Retirement Savings Plan (formerly the Policy Management Systems Corporation 401(k) Retirement Plan) (the "Plan) as of December 31, 1993 and 1992, and the related statements of changes in net assets available for Plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a resonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for Plan benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for Plan benefits for the years then ended, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for Plan benefits and the statement of changes in net assets available for Plan benefits is presented for purposes of additional analysis rather than to present the net assets available for Plan benefits and changes in net assets available for Plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.

Atlanta, Georgia
November 22, 1994

                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                      401(k) RETIREMENT SAVINGS PLAN
                STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                         as of December 31, 1993

                                        U.S.       Puritan    Magellan                 PMSC         Fixed
                            Loan      Government   Mutual      Mutual      Bond        Stock        Income    Forfeiture
                            Fund       Reserves     Fund        Fund       Fund        Fund          Fund      Account       Total
ASSETS

Investments, at current
 value:
  Short-term investments  $          $      260  $   50,195  $   63,926  $         $   233,378    $       69   $ 32,782  $   380,610
  Mutual Funds                        3,162,673   5,401,978   7,402,815                            1,001,555              16,969,021
  Bonds                                                                   101,725                                            101,725
  Common Stock                                                                       6,539,609                   70,229    6,609,838
         Total Investments            3,162,933   5,452,173   7,466,741   101,725    6,772,987     1,001,624    103,011   24,061,194

Receivables:
  Accrued interest &
   dividends                                          1,056                27,156          192           204                  28,608
  Transfers receivable                  677,661     (51,437)    (34,438)              (597,012)        5,226                       0
  Loans receivable         281,697                                                                                           281,697
  Employer contributions
   receivable                            45,691     (42,608)    (53,654)               277,507        (9,468)                217,468
  Employee contributions
   receivable                               215         303         382                    276            67                   1,243

         Total Receivables 281,697      723,567     (92,686)    (87,710)   27,156     (319,037)       (3,971)                529,016

Cash                                                                                       351             9         88          448

         Total Assets      281,697    3,886,500   5,359,487   7,379,031   128,881    6,454,301       997,662    103,099   24,590,658


LIABILITIES

Accounts payable                          4,093       1,974       3,120                   245            368                   9,800
Accrued forfeitures                        (108)                                      127,431                                127,323
Accrued loan disbursements                  406         841                                                                    1,247
         Total Liabilities                4,391       2,815       3,120               127,676            368                 138,370

Net assets available
   for plan benefits      $281,697   $3,882,109  $5,356,672  $7,375,911  $128,881  $6,326,625     $  997,294   $103,099  $24,452,288


The accompanying notes are an integral part of these financial statements.



             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                      as of December 31, 1992


                                                      U.S.      Puritan     Magellan                PMSC
                                          Loan      Government   Mutual      Mutual      Bond       Stock
                                          Fund       Reserves     Fund        Fund       Fund       Fund      Total
ASSETS

Investments, at current value:
  Short-term investments                         $   29,355  $       96  $       82            $   446,835    $   476,368
  Mutual Funds                                    4,222,440   3,653,006   5,345,807                            13,221,253
  Bonds                                                                              $124,750                     124,750
  Common Stock                                                                                  13,577,885     13,577,885
         Total Investments                        4,251,795   3,653,102   5,345,889   124,750   14,024,720     27,400,256

Receivables:
  Accrued interest & dividends                                                         21,379                      21,379
  Transfers receivable                               (6,033)     (2,624)    (19,191)      (79)      28,294            367
  Loans receivable                    $ 217,777       4,271      (2,414)     (1,731)                   (25)       217,878
  Employer contributions receivable                                                                126,054        126,054
  Employee contributions receivable                   5,249       4,526        (985)                28,815         37,605
         Total Receivables              217,777       3,487        (512)    (21,907)   21,300      183,138        403,283

Cash                                                     38          27          41                  1,242          1,348
Other Assets                                                                                         8,802          8,802

         Total Assets                   217,777   4,255,320   3,652,617   5,324,023   146,050   14,217,902     27,813,689


LIABILITIES

Accounts payable                                     12,095       3,767       1,911                126,801        144,574
Accrued forfeitures                                     328                                        573,498        573,826
         Total Liabilitie                            12,423       3,767       1,911                700,299        718,400

Net assets available
   for plan benefits                  $ 217,777  $4,242,897  $3,648,850  $5,322,112  $146,050  $13,517,603    $27,095,289

The accompanying notes are an integral part of these financial statements.



                                  POLICY MANAGEMENT SYSTEMS CORPORATION
                                     401 (k) RETIREMENT SAVINGS PLAN
               STATEMENT OF CHANGES IN NET ASSETS FOR PLAN BENEFITS, WITH FUND INFORMATION
                                   for the year ended December 31, 1993


                                         U.S.       Puritan    Magellan                PMSC         Fixed
                             Loan      Government   Mutual      Mutual      Bond       Stock        Income    Forfeiture
                             Fund       Reserves     Fund        Fund       Fund       Fund          Fund      Account       Total
Additions to net assets
   attributed to:
 Investment Income:
   Net appreciation
    (depreciation) in market
    value                                        $  247,229  $  709,737  $   2,644  $(8,362,002)  $ (12,634) $ (58,616) $(7,473,642)
   Dividends and interest $          $   97,405     634,846     683,271      5,777        2,894      71,448        361    1,496,002
                                         97,405     882,075   1,393,008      8,421   (8,359,108)     58,814    (58,255)  (5,977,640)

 Cash Contributions:
   Employer                              63,050                                       2,065,361                           2,128,411
   Employee                             675,686   1,309,612   1,700,163               1,206,215     376,032               5,267,708
                                        738,736   1,309,612   1,700,163               3,271,576     376,032               7,396,119

 Transfers                             (463,631)    243,242      93,925                (557,903)    704,141    171,117      190,891
 Loan repayments            (87,040)      7,254      25,885      42,109                  20,248       5,131                  13,587
 Other additions                          1,148                                           2,806                               3,954
      Total Additions       (87,040)    380,912   2,460,814   3,229,205      8,421   (5,622,381)  1,144,118    112,862    1,626,911

Deductions (Additions) from net
 assets attributed to:
   Distributions             33,290     680,371     667,257   1,051,582     25,669    1,249,912     125,790               3,833,871
   Forfeitures                              711         280         281                 194,605                             195,877
   Loan disbursements      (184,250)     28,031      37,009      52,225                  27,862      13,645                 (25,478)
   Other deductions                      32,587      48,446      71,318        (79)      96,218       7,389      9,763      265,642
      Total Deductions     (150,960)    741,700     752,992   1,175,406     25,590    1,568,597     146,824      9,763    4,269,912

Net increases (decreases)    63,920    (360,788)  1,707,822   2,053,799    (17,169)  (7,190,978)    997,294    103,099   (2,643,001)

Net assets available for plan
 benefits
    Beginning of year       217,777   4,242,897   3,648,850   5,322,112    146,050   13,517,603                          27,095,289
    End of year           $ 281,697  $3,882,109  $5,356,672  $7,375,911  $ 128,881  $ 6,326,625   $ 997,294  $ 103,099  $24,452,288


The accompanying notes are an integral part of these financial statements.



          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                   for the year ended December 31, 1992

                                                    U.S.      Puritan    Magellan                 PMSC
                                        Loan     Government   Mutual      Mutual       Bond       Stock
                                        Fund      Reserves     Fund        Fund        Fund       Fund         Total
Additions to net assets attributed to:
 Investment Income:
   Net appreciation (depreciation)
     in market value                                        $  114,693  $ (380,047) $   1,737  $ 2,386,358   $ 2,122,741
   Dividends and interest            $     208  $  157,712     323,080     722,213      5,334        1,689     1,210,236
                                           208     157,712     437,773     342,166      7,071    2,388,047     3,332,977

 Cash Contributions:
   Employer                                                                                      1,341,057     1,341,057
   Employee                                        977,344     998,004   1,497,506                 684,779     4,157,633
                                                   977,344     998,004   1,497,506               2,025,836     5,498,690

 Transfers from other plans                        156,629                             27,888    1,773,816     1,958,333
 Transfers                              67,045    (786,942)    161,439     269,470       (310)     359,865        70,567
 Loan related transfers                (56,651)     35,385      19,469      31,730                  12,163        42,096

      Total Additions                   10,602     540,128   1,616,685   2,140,872     34,649    6,559,727    10,902,663

Deductions (Additions) from net
 assets attributed to:
   Distributions                        19,110   1,191,776     380,953     620,601     12,050      793,381     3,017,871
   Forfeitures                                      (7,139)       (418)     (1,045)      (300)     (17,642)      (26,544)
   Loan disbursements                  (94,169)     33,077      13,617      15,364                   3,436       (28,675)
   Other deductions                     13,788      32,888      17,655      28,570      1,740       55,536       150,177
      Total Deductions                 (61,271)  1,250,602     411,807     663,490     13,490      834,711     3,112,829

Net increases (decreases), before
 change in accounting principle         71,873    (710,474)  1,204,878   1,477,382     21,159    5,725,016     7,789,834
Cumulative effect of a change in
 accounting principle                              571,801      96,269     134,609      3,725      157,923       964,327
Net increases (decreases)               71,873    (138,673)  1,301,147   1,611,991     24,884    5,882,939     8,754,161

Net assets available for plan benefits
    Beginning of year                  145,904   4,381,570   2,347,703   3,710,121    121,166    7,634,664    18,341,128
    End of year                      $ 217,777  $4,242,897  $3,648,850  $5,322,112  $ 146,050  $13,517,603   $27,095,289


The accompanying notes are an integral part of these financial statements.


                                   NOTES TO FINANCIAL STATEMENTS
                                              _______

1.   Establishment of Plan

     The Board of Directors of Policy Management Systems Corporation (the "Company") established the Policy Management Systems Corporation 401(k) Retirement Savings Plan (formerly the Policy Management Systems Corporation 401(k) Retirement Plan) (the "Plan") to provide a before-tax savings retirement program for all eligible employees of the Company. The Plan, which became effective on April 1, 1990, replaced the retirement plan portion of the Stock Purchase Savings Program for Employees of Policy Management Systems Corporation. Also, the related retirement plans of Advanced System Application, Inc. (ASA) and Mandat Computer Corporation (MDC), both wholly-owned subsidiaries of the Company, were merged into the Plan effective January 1, 1991 and July 1, 1991, respectively. The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974 (ERISA).

     On December 31, 1992 the Stock Purchase Savings Program for Employees of Policy Management Systems Corporation was merged into the Plan and all the assets available to Participants were transferred into the Plan. The Plan merger was recorded in the Statement of Changes in Net Assets Available for Plan Benefits by reflecting the transfer of assets of $1,958,333 from the Stock Purchase Savings Program for employees of Policy Management Systems Corporation as a single line item.

2.   Plan Description

     General

     The following description of the Plan is provided for general information purposes only. Participants should refer to the plan document for a more complete description of the Plan's provisions.

     Eligibility

     All employees of the Company and its participating affiliates, who are U.S. citizens or U.S. residents, who have attained the age of 18, and who have completed any six-consecutive-month period of employment during which they have completed at least 500 Hours of Service are eligible to participate in the Plan. A Participant who chooses not to enroll in the Plan when they are first eligible may elect to participate at a later date, in accordance with the terms of the Plan.

                                              _______

2.   Plan Description, Continued:

     Contributions

     Prior to the merger of the Stock Purchase Savings Program into the Plan, Participants could make before-tax contributions through payroll deductions, in two percent increments, of up to 10% of their eligible earnings. In no event, however, could the before-tax contributions for a calendar year exceed the lesser of 10% of the Participant's eligible earnings or the dollar limit established by law.

     Subsequent to the merger of the Stock Purchase Savings Program into the Plan, Participants may make contributions through payroll deductions, in two percent increments, of up to 10% of their eligible earnings on either a before-tax basis or an after-tax basis ("Basic Before-Tax and After-Tax Contributions"), or a combination of both. In addition, Participants may elect to make Additional Before-Tax or After-Tax Contributions of 2% or 4%. Additional Contributions are not eligible for Employer Matching Contributions. The Participant's combined Basic and Additional Before-Tax and After-Tax Contributions may not exceed 10% of a Participant's eligible earnings.

     Prior to the merger of the Stock Purchase Savings Program into the Plan, each calendar month the Company contributed a matching amount equal to 50% of a Participant's first 6% of contributions. Subsequent to the merger of the Stock Purchase Savings Program into the Plan, the Company will contribute a matching amount equal to 50% of a Participant's first 6% of Basic Before-Tax Contributions or Basic After-Tax Contributions, but not both. The Company will not match any Additional Before-Tax Contributions or any Additional After-Tax Contributions. The Employer Matching Contribution is allocated to the Participant's account as of December 31 each year only if the Participant is actively employed on December 31 and has worked 1,000 or more hours during the Plan Year. Prior to October 1993, the Employer Matching Contributions were invested by the Trustee in Policy Management Systems Corporation common stock. By directive of the Administrative Committee of the Plan, Employer Matching Contributions made after October 1993 were, and continue to be, invested in the Fidelity Retirement Government Money Market Fund.

     Investment Elections

     Each Participant is required to submit an election form to the Plan Administrator designating the allocation of the Participant's contributions among the Plan's investment funds in multiples of 5%.

                                              _______

2.   Plan Description, Continued:

     In addition, Participants may change the investment of contributions and may move their vested balances among investment funds once each quarter effective at the beginning of each calendar quarter if they notify the Plan Administrator in writing at least 30 days prior to the effective date of the change.

     In addition to the contributions specified above, Participants who receive a qualified distribution under section 401(a) of the Internal Revenue Code of 1986 as amended (the "Code"), from any other tax qualified plan, may have all or part of such distribution transferred into the Plan. Such rollover contributions are subject to tax regulations imposed by the Code.

     Vesting

     A Participant is always 100% vested in his or her Before-Tax Contribution Account, After-Tax Contribution Account and Rollover Account. A Participant will become fully vested in his or her Employer Matching Contribution Account when the first of the following occurs: the Participant obtains five years of Credited Service; the Participant reaches his or her Normal Retirement Date; the Participant becomes Permanently Disabled; or on the date of the Participant's death.

     Forfeiture Allocations

     All Participant forfeitures are used to reduce future Employer Matching Contributions to the Plan.

     Benefit Payments

     Prior to the merger of the Stock Purchase Savings Program into the Plan, the Plan required that a Participant's Before-Tax Contributions, Rollover Contributions and vested Employer Matching Contributions remain in the Plan until the Participant's death, permanent disability, legal retirement age or termination of employment, unless a withdrawal of such funds qualified as a "hardship" withdrawal or Qualified Domestic Relations Order (QDRO). Eligible Participants could, however, request a loan from their vested Before-Tax and Rollover Accounts. A Participant's After-Tax Contributions, if any, were available for inservice withdrawal. All distributions from the Plan were made in the form of cash and or securities as credited to a Participant's account.

     Subsequent to the merger of the Stock Purchase Savings Program into the Plan, the Participant's After-Tax Contributions may be

                                              _______

2.   Plan Description, Continued:

     withdrawn at any time upon written request of the Participant. In addition, a Participant may withdraw all or any part of his or her vested Employer Contributions transferred to the Plan from the Stock Purchase Savings Program and the vested Employer Matching Contributions on his or her Basic After-Tax Contributions, but only to the extent that such contributions have been in the Plan or the Stock Purchase Savings Program for at least two full Plan Years after the Plan Year in which such contributions were made.

     Administrative Fees

     Administrative expenses of the Plan may be paid out of Plan assets if not paid by the Company.


3.   Significant Accounting Policies

     Basis of Accounting

     The accompanying financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles.

     Change in Accounting Method

     In accordance with guidance issued by the American Institute of Certified Public Accountants in 1993, the Plan has changed its method of accounting for distributions such that all amounts elected to be withdrawn and distributed from the Plan by participants are no longer recorded as a liability in the Statement of Net Assets Available for Plan Benefits. The effect of the change was to increase the net assets available for plan benefits as of January 1, 1992 by $964,327. As of December 31, 1993 and 1992, $7,118 and $15,909 have been allocated to accounts of persons who have withdrawn from participation in the earnings and operations of the Plan, but for which disbursement of those funds from the Plan has not yet been made. The following is a reconciliation to the amounts reported on Form 5500:

                                              _______

3.   Significant Accounting Policies, Continued:

         Net assets available for plan       1993               1992
           benefits as stated in the
           financial statements         $24,452,288       $ 27,095,289

         Less: Distributions payable         (7,118)          (15,909)

         Net assets available for plan
           benefits per Form 5500      $ 24,445,170      $ 27,079,380

     In addition, the report differs from the Form 5500 by the same amount for benefit payments on the Statement of Changes in Net Assets.

     Investments

     The Plan invests in open-ended funds managed by Fidelity Investments with the exception of the PMSC Stock and Forfeiture Fund. Each fund is valued at quoted market prices to determine a current fund value. Investments in securities for which exchange quotations are readily available are valued at the last sale price, or, if no sale, at the closing bid price. Debt securities are valued in the same manner or in some other manner, if, in the opinion of the Board of Trustees, such other manner would more accurately reflect the fair value of such debt securities. Short-term investments are valued either at amortized cost or original cost plus accrued interest, both of which approximate market value.

     The Plan's investments, including the related party interest in Policy Management Systems Corporation common stock, are held by a bank-administered trust fund. The Plan presents in the statement of changes in net assets available for plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

     In 1993, the Plan added a Fixed Income Fund investment option. The Plan also established a Forfeiture Account to hold forfeitures of employer contributions. Additionally, by directive of the Administrative Committee of the Plan, the PMSC Stock Fund was closed for the investment of contributions made after October 1993.

4.   Tax Status

     The Plan is intended to be qualified under Sections 401(k) and 401(a) of the Code. The Company intends to submit the plan for a

                                              _______

4.   Tax Status, Continued:

     determination letter from the Internal Revenue Service in early 1995. In the opinion of management, the Plan was designed and is operated in a manner that qualified it for tax-exempt status.

5.   Termination of Plan

     The Company expects and intends to continue the Plan in force indefinitely, but has reserved the right to amend or terminate the Plan as necessary. If the Plan were to be terminated, Participants would become fully vested and all assets of the Plan would be distributed to the individual Participants based upon the vested balances in their individual account at date of termination.

6.   Subsequent Events

     On January 1, 1994, the Cybersaver 401(k) Plan for Employees of Cybertek Corporation (the "Cybersaver Plan") was merged into the Plan and all the assets available to Participants in the Cybersaver Plan were transferred into the Plan, increasing Plan assets by approximately $6,200,000.

                                       SUPPLEMENTAL SCHEDULES


                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                   401(k) RETIREMENT SAVINGS PLAN
                           FORM 5500, ITEM 27(a)-SCHEDULE OF ASSETS HELD
                                      FOR INVESTMENT PURPOSES
                                         December 31, 1993
                                                                                    Current
Identity of Issue     Description of Investment                           Cost       Value
Fidelity              3,162,673 units Fidelity Money Market Trust
U.S. Government       Retirement Government Money Market Portfolio    $ 3,162,673  $ 3,162,673
Reserves
                      260 units Valiant General Fund #62                      260          260

Fidelity              342,983 units Fidelity Puritan Fund, Inc.         4,942,661    5,401,978
Puritan Fund
                      50,195 units Dreyfus Cash Management Plus            50,195       50,195

Fidelity              104,486 units Fidelity Magellan Fund, Inc.        6,823,482    7,402,815
Magellan Fund
                      63,553 units Dreyfus Cash Management Plus            63,553       63,553

                      373 units Valiant General Fund #62                      373          373

Series EE Bonds       204,350 units United States Savings Bonds,          101,725      101,725
Account               Series EE, 5.58% to 7.5%, maturing at
                      various dates through December 1, 2017

PMSC                  210,947 shares Policy Management Systems
Stock Fund            Corporation Common Stock *                        9,191,655    6,539,343

                      192,191 units Valiant General Fund #62              192,121      192,121

                      41,257 units Dreyfus Cash Management Plus            41,257       41,257

                      152 shares The Seibels Bruce Group
                      Incorporated Common Stock                             2,178          266

Fixed Income          96,026 units First Union Funds
Account               Fixed Income Portfolio Trust                      1,016,165    1,001,555

                      69 units Valiant General Fund #62                        69           69

Forfeiture            32,782 units Valiant General Fund #62                32,782       32,782
Account
                      2,265 shares Policy Management Systems
                      Corporation Common Stock *                          128,506       70,229
                                                                      $28,749,655  $24,061,194

*Indicates party-in-interest to the Plan.

Note:
The Valiant General Fund #62 and Dreyfus Cash Management Plus represents funds held in a money market account for the purpose of paying administrative expenses related to the purchasing and selling of investments.

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

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                               POLICY MANAGEMENT SYSTEMS CORPORATION
                                   401(k) RETIREMENT SAVINGS PLAN
                    FORM 5500, ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
                                FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                                       Value of
Identity of                                                                            Asset on
Party                                                         Selling      Cost of    Transaction    Net Gain
Involved          Description of Assets                        Price        Asset         Date        (Loss)
Fidelity U.S.     Sales:
Government        1,709,650 units Fidelity U.S. Government
Reserves            Reserves                              $1,709,650     $1,709,650  $1,709,650   $      -
Fund

Fidelity          Purchases:
Puritan           1,594,574 units First Union Master
Fund                Reserve Trust                                -        1,594,574   1,594,574          -

                  136,475 units Fidelity Puritan Fund, Inc.      -        2,168,068   2,168,068          -

                  Sales:
                  1,594,670 units First Union Master
                    Reserve Trust                          1,594,670      1,594,670   1,594,670          -

Fidelity          Purchases:
Magellan          1,943,751 units First Union Master
Fund                Reserve Trust                                -        1,943,751   1,943,751          -

                  34,834 units Fidelity Magellan Fund, Inc.      -        2,431,521   2,431,521          -

                  Sales:
                  1,943,833 units First Union Master
                    Reserve Trust                          1,943,833      1,943,833   1,943,833          -

PMSC Common       Purchases:
Stock Fund        77,194 units Policy Management Systems
                    Corporation Common Stock*                    -        2,911,833   2,911,883          -

                  Sales:
                  1,465,446 units First Union Master
                    Reserve Trust                          1,465,446      1,465,446   1,465,446          -



* Indicates party-in-interest to the Plan.



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